EXHIBIT 99.1


Possis Medical, Inc., to Present at the SunTrust Robinson Humphrey Conference

    MINNEAPOLIS--(BUSINESS WIRE)--April 5, 2007--Possis Medical, Inc. (NASDAQ:POSS), today announced that it is participating in the SunTrust Robinson Humphrey 36th Annual Institutional Conference to be held April 10 and 11 at the Ritz-Carlton Buckhead in Atlanta, Georgia. Robert Dutcher, chairman, president and CEO, is scheduled to present a company overview and discuss Possis' pioneering medical technologies to conference attendees at 3:15 p.m. ET on April 10.

    A live Webcast of the presentation will be available just prior to the presentation and will be available for online demand within 24 hours at www.possis.com under the "Investors" tab. A replay will be available at the same address for 90 days.

    Possis Medical, Inc., develops, manufactures and markets pioneering medical devices for the large and growing cardiovascular and vascular treatment markets. The Company's AngioJet(R) System is the world's leading mechanical thrombectomy system with FDA approval to remove large and small thrombus from coronary arteries, coronary bypass grafts, peripheral arteries and veins, A-V grafts and native fistulas.

    CONTACT: POSSIS MEDICAL, INC.
             Jules L. Fisher, 763-450-8011
             Vice President, Finance and
             Chief Financial Officer
             Jules.Fisher@possis.com